UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange act of 1934

Date of Report (Date of earliest event reported):
  July 16, 2012

PLANTRONICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-12696	77-0207692
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

345 Encinal Street
Santa Cruz, California 95060
(Address of Principal Executive Offices including Zip Code)

(831) 426-5858
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Descriptions of agreements executed by Plantronics, Inc., (the “Company”) with its Senior Vice President & Chief Financial Officer, contained in Item 5.02 following, are hereby incorporated by reference into this Item 1.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Pamela Strayer; Offer Letter; Change of Control Severance Agreement; and Indemnification Agreement

Effective July 16, 2012, the Company announced the appointment of Pamela Strayer, 44, as its Senior Vice President & Chief Financial Officer. Ms. Strayer holds a bachelor's degree in Business Administration from Ohio State University and is a Certified Public Accountant in California and Illinois. Prior to joining the Company, Ms. Strayer spent seven years at Autodesk, Inc., a leader in 3D design, engineering and entertainment software, in a variety of roles with increasing responsibilities, most recently as its Vice President Finance, Principal Accounting Officer. Prior to Autodesk, Ms. Strayer spent five years at Epiphany, Inc., a customer relationship management software company acquired by SSA Global Technologies in 2005, the last three years of which as Epiphany's Vice President of Finance and Corporate Controller.

In connection with the hiring of Ms. Strayer, on June 4, 2012, the Company entered into an offer letter with Ms. Strayer (the “Offer Letter”). The following summary is qualified in its entirety by reference to the full text of the Offer Letter which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

•
As of the commencement of her employment, Ms. Strayer will receive a base salary of $325,000 annually plus an annual car allowance of $8,280, and she will be eligible under the Company's fiscal year 2013 Executive Incentive Plan to receive 50% of her annual base salary in the form of a bonus at target performance levels based upon the achievement of performance goals to be determined by the Company.

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Ms. Strayer will receive a $25,000 sign-on bonus. The sign-on bonus is subject to repayment if Ms. Strayer voluntarily terminates her employment with the Company within one-year of her start date. In addition, Ms. Strayer is eligible to receive certain relocation benefits as detailed in the Offer Letter and is eligible to participate in Company benefit programs that are available or become available to other similarly situated employees of the Company.

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Within three business days of the start date, Ms. Strayer will be granted a stock option to purchase 40,000 shares of the Company's common stock (the “Option”) and a restricted stock award covering 10,000 shares of the Company's common stock (the “Stock Award”), both subject to the approval of the Compensation Committee of the Company's Board of Directors. The Option will have an exercise price equal to the value of the Company's common stock on the date of grant and 33% of the shares subject to the Option will be scheduled to vest on the first anniversary of the start date, with 1/36th of the shares subject to the Option vesting in equal monthly installments thereafter, subject to Ms. Strayer's continued service to the Company through the relevant vesting dates. The Stock Award will be scheduled to vest in equal annual installments over a four-year period, with the first installment scheduled to vest on the first anniversary of the start date, subject to Ms. Strayer's continued service to the Company through the relevant vesting dates.

In addition, the Company expects to enter into a Change of Control Severance Agreement with Ms. Strayer (the “Strayer Change of Control Agreement”) on substantially the terms as set forth in the agreement filed with the Securities and Exchange Commission with the Company's Form 8-K filed on January 30, 2009. The following summary is qualified in its entirety by reference to the full text of the Strayer Change of Control Agreement which the Company intends to file with its Form 10-Q for the first quarter of fiscal year 2013.

The Strayer Change of Control Agreement is expected to provide that, if a “Change of Control” (as defined in the Strayer Change of Control Agreement) occurs during the employment term, then 100% of Ms. Strayer's outstanding equity awards will vest according to the vesting schedule specified in the 2003 Stock Option Plan. In addition, if Ms. Strayer's employment is terminated by the Company without “Cause” or by Ms. Strayer for “Good Reason” (as those terms are defined in the Strayer Change of Control Agreement) within 24 months after a Change of Control (a “qualifying termination”), Ms. Strayer will be entitled to receive:

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A severance payment equal to the sum of: (A) 200% of Ms. Strayer's annual base salary in effect immediately prior to her termination date or (if greater) at the level in effect immediately prior to the Change of Control; (B) that prorata portion or all of Ms. Strayer's annual target incentive bonus that Ms. Strayer has earned but not yet been paid; and (C) 200% of Ms. Strayer's annual target incentive bonus for the year in which the severance payment is triggered.

•
Continuation of certain health benefits for Ms. Strayer and her eligible dependents for not more than 24 months following the termination date (or a cash payment if applicable law prevents the Company from providing the continuation of the health benefits); and

•	Full vesting of Ms. Strayer's equity awards to the extent outstanding on the termination date and not otherwise vested.

The receipt of benefits under the Strayer Change of Control Agreement is expected to be subject to compliance with the terms of (i) the standard confidentiality agreement between Ms. Strayer and the Company; (ii) an agreement not to solicit other employees to terminate their employment with the Company for a two-year period; and (iii) a release of claims against the Company.

The Strayer Change of Control Agreement is also expected to contain provisions that are designed to provide to Ms. Strayer the greatest amounts of benefits after taking into account taxes that may be payable under Section 4999 of the Internal Revenue Code if any of the benefits constitute “parachute payments” under 280G of the Internal Revenue Code.

The Strayer Change of Control Agreement is furthermore expected to provide that cash severance benefits will be payable following Ms. Strayer's “separation from service” with the Company within the meaning of Section 409A and that such payments may be subject to a six-month delay period if required under Section 409A.

The Company also expects to enter into an Indemnification Agreement with Ms. Strayer in the form entered into with other Company executive officers as filed with the Securities and Exchange Commission as Exhibit 10.2 to the Company's Form 10-K filed on May 31, 2005.

Retirement of Barbara Scherer

In addition, on July 16, 2012, Plantronics, Inc. (the “Company”) announced that Barbara Scherer, the Company's Senior Vice President, Finance & Administration and Chief Financial Officer, resigned. In accordance with the Transition Agreement between the Company and Ms. Scherer dated February 27, 2012, she will remain employed as Senior Vice President for a period expected to last approximately four weeks as she assists in the transition of her duties to Ms. Strayer.

On July 16, 2012, the Company issued a press release regarding the above-referenced events. A copy of the press release is furnished as Exhibit 99.1 to this report and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits

The following exhibits are furnished as part of this report.

Exhibit Number	Description

10.1	Offer Letter between the Company and Pamela Strayer dated June 4, 2012
99.1	Press Release entitled, "Pamela Strayer Joins Plantronics as Chief Financial Officer" dated July 16, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2012	PLANTRONICS, INC.

	By:	/s/ Richard R. Pickard
	Name:	Richard R. Pickard
	Title:	Vice President - Legal, General Counsel and Secretary